Exhibit 99.1

September 14, 2009

11:00 a.m. EDT

Matt Windisch:	Good morning and welcome to the Kennedy Wilson and Prospect Acquisition Corp. Investor Presentation.

You will find some statements relating to forward looking information in the front of the investor presentation that is filed on SEC.gov. Certain statements made on this conference call regarding the proposed merger between Kennedy Wilson and Prospect Acquisition Corp and other statements relating to future results, strategy and plans of Kennedy Wilson and Prospect (including certain projections and business trends and statements, which may be identified by the use of “may”, “intend”, “expect”, “should” and like words) constitute “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, including those set forth in the slides which accompany this call and in Prospect’s public filings with the SEC.

I’ll pass it over to Bill McMorrow, Chairman and Chief Executive Officer of Kennedy Wilson.

Bill McMorrow:

Matt, thank you and welcome everyone. On behalf of Dave Minella, the Chairman of Prospect Acquisition Corporation, this is Bill McMorrow speaking. I’m the Chairman of Kennedy Wilson. I want to also introduce to you the Kennedy Wilson team that is here with me today-Mary Ricks who is the CEO of our commercial investment group with responsibility for our U.S. commercial assets in Japan, Don Herrema who is based here in New York who is the CEO of Kennedy Wilson Capital Markets Group, and Matt Windisch: who is the Director of our commercial investment group for all of our analytical information.

Dave Minella:

Thanks, Bill. This is Dave Minella, Chairman and CEO of Prospect Acquisition Corp. As many of you know, Prospect was established in November of 2007 and raised $250 million in its IPO. Since then the Prospect team has reviewed, analyzed and pursued many potential partners for a possible business combination with us.

Our decision to team up with Kennedy Wilson came down to three very important factors. First, they have a strong, talented, experienced management team. Two, they have an impressive list of existing institutional investors and shareholders. And three, there is tremendous opportunity that exists in front of their sector of real estate market investment opportunities.

The consideration in the transaction will be 26 million shares of common stock issued to Kennedy Wilson common and preferred stock holders. In addition, there will be 4 million shares of restricted common stock to Kennedy Wilson management team to be used as a retention tool and a replacement of Kennedy Wilson’s existing stock option plan.

The proceeds of the transaction will be used primarily as a co-invest with institutional investors to capitalize on the distressed real estate opportunities that Kennedy Wilson identifies in the investment arena and for general corporate purposes. We expect a closing of the transaction in November of 2009.

Bill will take you through page four.

Bill McMorrow:

On page four, this is really an outline of what we’re going to go into more detail as we progress through the slide book. But in terms of the market opportunity, most of us at Kennedy Wilson have now been through three real estate correction cycles- 1980 to 1985, 1989 to 1992 and the one that we’re currently in, which started in 2007, and as you’ll hear throughout the presentation, given the size of this correction, will probably last longer than any of the previous two and be a deeper problem.

In 1992, which is the one nearest in memory, that was approximately a trillion dollar clean up of distressed real estate, and at that time, the largest financial institution in the United States was about $250 billion in assets. Today we’re in an environment where the financial institutions generally are 10 times the size they were in 1992, together with the additional complexity of the CDO market and the securitized market. And so in our estimation, the size of this clean up and market opportunity for Kennedy Wilson is somewhere between $6 and $10 trillion today versus the trillion dollar clear up in 1991 and ‘92.

Our business model over the 21 years that we’ve been together at Kennedy Wilson is really structured to take advantage of these distressed markets. We combine our real estate services businesses, which are primarily our auction business and our property management business, both of which are geared to financial institutions and developers and we attempt to penetrate from a service perspective all the major financial institutions in our service market. Off of that, we create proprietary deal flow to buy off-market transactions.

The management team has been together here at Kennedy Wilson for many years. And as you’ll hear later on, although it makes us all seem like we’re a little bit old, we have 250 years of experience combined in the real estate sector.

In terms of our historical track record, we rank near the top of our peer group. On the 92 realized investments that we’ve had over the last 10 years we’ve had 39 percent gross IRRs.

The business plan over the next three years is to acquire approximately $8 billion of assets, and off of that we’ll create significant fee streams as well as back-ended promotes.

As we move over to page five, I think most of this slide is really self explanatory, but I think the two main points that I’d like to make off of this slide is number one, post closing of this transaction, the company’s going to have significant liquidity in it and virtually no debt. The remaining debt is primarily mortgage debt and a piece of debt that matures in 2037. So all the cash that we’ve got is all for offensive dry powder. That cash represents our 5 to 7 percent co-investment pieces in our fund and separate account management platforms.

The second point that I want to make is that we have a very committed, existing strong institutional shareholder base that has, I think most of you know, participated in a preferred offering that we did in 2008, which totaled $83 million. And among the people that are involved in that group are

Guardian Life Insurance, based here in New York, the LeFrak family based here in New York, Elkhorn Partners in Omaha, and the Royce Funds based here in New York.

The Guardian Life Insurance Company though I think is a very good example how over the years we’ve taken our service business to create not only deal flow, but capital relationships. The Guardian Life Insurance relationship started in 2008 with a very small property management assignment in Las Vegas and over the last 15 months the Guardian has committed close to $200 million of equity and debt to the Kennedy Wilson platform, and Tom Sorell, who is the Chief Investment Officer of the Guardian, has now gone on Kennedy Wilson’s board of directors.

Page six, again, is somewhat self explanatory but is intended to show you how we use our services businesses, our auction business and our property management business, to support and acquire distressed assets. Matt, you want to go through slide number seven?

Matt Windisch:

Sure, so on page number seven, as you can see, there’s over a trillion dollars of real estate debt that’s maturing over the next 5 years. Many of these maturing loans are vintage 2005, ‘06, and ‘07 loans and we believe they will require significant equity to refinance.

With these significant debt maturities we believe there will be significant opportunities for well capitalized investors to take advantage of the market.

On to page eight, to give you a sense of this correction versus the last correction. In 1992 if you look at the commercial banks with greater than $10 billion of assets, those banks had $1.4 trillion of assets. Today, those banks are seven times the size they were in 1992.

In addition, loan to deposit ratios have increased significantly today from 1992. We believe that banks will seek to reduce their loan to deposit ratios, and to do so they will need to dispose of assets at market clearing prices.

Page nine shows the significant decline in commercial property prices from the peak of the cycle. In addition, it shows that transaction volume has gone down substantially. We believe as banks begin to sell their REO and other loans that transaction volume will significantly pick up with these opportunities.

I’ll pass it up to Mary to walk through the KW business model.

Mary Ricks:	Thanks, Matt.

As Bill alluded to earlier, throughout the service businesses, especially our auction and property management businesses, we are inside various banks, insurance companies and developers providing these services for them. We are the only service company with an auction component that also has an investment platform alongside it and these things help generate meaningful proprietary deal flow for us.

Over to the next page. This page illustrates that we have invested nearly $6 billion since 1999. We have 30 investment professionals that have all worked together a long time at Kennedy Wilson. We’ve built an impressive track record together. Nine of us have been together for a decade. We’ve put up 39 percent gross IRRs on our 92 realized investments in that time.

The following page illustrates our various platforms. Historically we have made 80 percent of our investments through our separate accounts. Currently we have 10 plus active separate accounts.

These separate accounts, joint ventures, involve the following fees, asset management fees, acquisition fees, property management fees and promotes. The details of those will be covered later in this presentation.

All of these investments are value added and or opportunistic investment strategies.

The following page is a sampling, really, which highlights our equity partners and our lenders, and as you can see in the middle box, this shows a list of lenders that have also been with us not only on the debt, but also on the equity side of the deals.

The following page illustrates our services businesses. The highlights here are our auction service business. From the inception of Kennedy Wilson, it has sold $10 billion of commercial and residential real estate. And on the property management side, we manage approximately 40 million square feet of office, multi family, industrial and retail and also including 3,000 plus apartment units.

Bill McMorrow:

The slide on page 15 really is meant to indicate to you that we have an extremely deep and experienced management in the company. From an investment perspective we have owned every type of real estate asset. During the period of time that we’ve been together we’ve either purchased or managed close to $15 billion worth of assets.

The company also, just to give you a little bit of a historical perspective, we started with a total capital in 1988 of $50,000, and so we’ve significantly grown this platform into two public companies, one here in the United States and one in Japan.

We started five significant business lines from scratch. Our business in Japan, a multi- family business which acquired 16,000 apartment units since 2000, our fund management business, our separate account business, and our property management business which currently has about 40 million square feet under management.

Matt, would you talk about page 17, please?

Matt Windisch:

Sure. So on page 17, this lays out the equity and total assets that we’ve bought over the past decade. You can see in the top left corner we’ve bought $5.8 billion of assets, and in doing so, we’ve raised a little over $2 billion of equity. We’ve used modest leverage of approximately 65 percent to do so.

On the right hand side of the page, you can see we’ve had strong returns across all of our asset classes.

Bill McMorrow:

Page 18 and 19, and we’re going to talk about two case studies off of this just to give you a flavor for how we do our transactions. But the first one I’m going to talk about on the far right-hand column on page 18 is the Mercury.

And I might add that in every one of these three cycles that we’ve been through the common characteristic is that it’s led in by the residential market followed between 18 to 24 months later by the commercial market.

We have, in the last 12 months, acquired about $225 million of residential assets in the state of California. The Mercury is really the first significant repositioning of a residential asset in Southern California. There are many parts of this that I think are important to note. We bought this in June of 2009. We have a dedicated team of condominium experts in the company that have been doing this for years.

The financing for this, which is very difficult to arrange in this kind of a market, we arranged through Guardian Life Insurance Company, our 10 percent share holder in Kennedy Wilson. We have had great success with this project since we closed in the middle of June. As of the end of this week, we will have sold 113 units in the project and by the end of this week we’ll have closed 70 units. This originally was done in a 2-year business plan, but we expect the majority of the project will be sold out and closed out by the end of the year and produce a 200 percent IRR and an equity multiple of two times.

And as I said at the beginning, the real opportunities, and particularly in the state of California at the current time, are in the residential market and Matt will get into some detail at a later point of the presentation, but it’s a very deep and wide market that we think we can operate in on the residential side over the next year and a half.

Mary Ricks:

On the commercial side, a case study that I want to walk you through is the Marina Square transaction. This was an off-market deal. We acquired the note, we then foreclosed to gain ownership of the real estate. We did a 100 percent complete renovation of the property, we replaced mom and pop non-credit tenants with credit tenants, like Pete’s and Panera Bread on the retail side. We leased the entire office space on the second and third floor of the property to the state of California.

Our total investment in the project was $32 million and we sold it for $45.5 million. That equated to a levered IRR of 88 percent and an equity multiple on the deal of two and a half times.

Bill McMorrow:

Matt on slide 20 is going to talk a little bit about the size of the market, and even though I’m sure I would get disagreement from people in different parts of the country, really the two great real estate markets in the United States are the east coast and the west coast, and we’re fortunate to be in a market which is our primary service market that has great size, so Matt, do you want to talk a little bit about the size of our market?

Matt Windisch:

Sure. So just in California alone right now, we at Kennedy Wilson believe there are approximately 450 condominium projects which are complete and are in sales mode. In those projects there are approximately 37,000 units, valued at approximately $11 billion.

On the office side, on the west coast of the U.S., just in our key markets, there’s approximately 650 million square feet of office space valued at roughly $200 billion.

Also on the west coast, in our key markets on the multi-family side, there are approximately 10,000 multifamily buildings that have 50 or more units in them, valued at approximately $275 billion.

And in Japan, in the greater Tokyo area alone, we believe there are approximately 200,000 apartment buildings.

Mary Ricks:

Page 21 lists a variety of platforms that we’re currently working on, investment strategies in the near term. There are eight platforms which total $3 to $5 billion of equity capital. We’re working on the condo and residential side of the market currently. These we believe provide the biggest distressed opportunity right now in the cycle.

And Don?

Don Herrema:	Thank you, Mary. This is Don Herrema. As Bill McMorrow mentioned, earlier this year we formed Kennedy Wilson Capital Markets and really building on our historical success, this is the first time in Kennedy Wilson’s history that we’ve had a proactive dedicated fundraising business unit and we thought this would be a good point to give you some sense of what our capabilities are and our current activities.

With a backdrop to that, as many of you on this call know, on the investment side, it really takes the components of deal flow, investment capital and debt to be successful.

And as we’ve mentioned, Kennedy Wilson’s business model really plays very well into that for investors on the shareholder and investment side. Again, we’re very unique in that we have a property management capability, asset management, construction management, an auction business that goes to our roots and really our culture in analyzing the value of properties and our principal co-investing business.

We believe we’re very well positioned to execute on our plan.

Again, you’re all aware of the data regarding the fall in real estate values and the stress this has placed on financial institutions and the refinancing and capital restructuring that we anticipate will take place in what many would say is an unprecedented real estate investing environment.

We are getting tremendous reception from savvy investors of all types as we’ve had meetings with many of them.

As Bill McMorrow mentioned earlier, we have raised more than $3 billion in our history, $2 billion coming from co-investment deals and $1 billion plus coming from corporate equity raises. And while capital is vital to what we’re accomplishing, so is the deal flow and the synergies we have in our business that bring proprietary opportunities. Debt and equity from some of our shareholders is going to be valuable and important to us in doing this.

We are highly confident that we will raise all of the capital we need to achieve our business plan.

To give you a sense of our capabilities, I am based here in the New York area. During the mid ‘90s I was CEO of Bessemer Trust and we raised assets under management from approximately $8 billion to over $35 billion using multiple funds of funds, including private equity and real estate.

Don Bethe who joined us this summer is based in Los Angeles. Don is a 20 plus year financial services veteran and in the last 6 years alone, raised more than $5 billion of investor capital, including his very successful focus on the pension fund world that we are working closely with.

We’ve held more than 200 meetings with investors in a number of areas since the beginning of the year and we are in advanced states of discussions with more than 50 of them. This includes sovereign wealth funds, high net worth family offices, public pension funds and other investors.

The combination of these efforts and our focus, again, gives us a high degree of confidence that we will be achieving our business plan.

Matt Windisch:

So on page 22, this gives you a detail by year of our asset growth and equity growth, and I would just point you to 2005 to 2007, we realized on a number of our investments and produced significant returns to our investors.

Page 23, I’ll walk you through the typical structures that we’ve historically had and believe we will have in the future on our fund and our separate account joint venture businesses. Typically, we have 60 to 70 percent leverage. The co-investment piece on the funds in typically 5 percent and on the joint venture separate accounts is on average seven and a half percent.

The fund business produces annual fees of 150 basis points on committed equity. Joint venture separate accounts typically have a 50 basis point fee on invested assets fee per year.

The property management business generates 3 percent fees on property revenues, and in our condo business, we typically get a 1 percent disposition fee on sales.

Acquisition fees in all of our platforms are typically a 1 percent fee on the acquisition price.

On the promote side, we have varying promote structures on our funds and separate accounts. Typically they’re between 20 and 35 percent once you hit a preferred hurdle of 8 to 12 percent.

Turning to page 24, we’ve laid out some illustrative examples of capital raising and investing and the fees that are generated off of those. Management believes that the middle column represents an achievable capital raising and investing potential and so let’s focus on that one.

That example shows $4 billion of assets being acquired using $1.4 billion worth of equity. When this is achieved, that would produce asset management fees of $20 million per year, property management fees of $13 million per year and an acquisition fee of $40 million.

One part that’s not included in here, Bill will walk you through on the promote side.

Bill McMorrow:	Thanks, Matt.

Bill McMorrow:

Using our historical realizations, we’ve achieve a 1.7 times multiple, so if you use the $1 billion, $400 million that we planned to invest equity-wise in this coming year and using as an average, a 30 percent promote structure, what’s not included in any of these numbers are these realizations that will happen as we get out into 2013, 14, and 15 is the value of our promotes.

But roughly for every $100 million of equity on the KW side that’s invested, we’ll generate roughly $170 million of promote income which we’re growing off of our balance sheet as we grow forward.

Matt Windisch:	Referring down to the bottom of page 24, the $8 million is the EBITDA on existing investments and what we described above is the fees generated on new investments.

Page 25 walks through another illustrative example on our services business. On the auction side, assuming we have $600 million of auction sales, that will generate $18 million of auction commissions, and on the third party property management side, assuming we manage properties with $400 million of gross revenues, that will produce approximately $12 million of property management fees.

So if you look down to the bottom of page 25 in summary, you can see the EBITDA ranges on our new investments, our existing investments and on our services business. What this does not take into account, as mentioned before, is the value of the promotes, as well as the value of the real estate.

So, if you look down to the bottom of this page, it shows you our real estate at cost currently are $177 million and in referring again to the middle column in this example, this assumes our co investment equity of $96 million.

Page 26 demonstrates our debt position post-transaction, we’ll have roughly $100 million of debt post-closing and excluding our mortgage loans, that equates to a point two to one debt-to-equity ratio, which is substantially lower than most of the other real estate players.

Don Herrema:

Turning to page 27, you can see in the upper left hand corner the pro forma equity capitalization of the combined companies. There would be 24 million outstanding shares of Prospect -this assumes a 20 percent redemption- for a total of 54 million shares outstanding and an implied value based on a Prospect share price of just under $9.80 of $529 million.

On the right hand upper corner, you can see something that I want to point out as really important. Because of our conservative balance sheet currently at Kennedy Wilson, unlike some other recently announced deals that you may be aware of, ours is going to be a very offensive, or proactive, capability post this transaction. There is not going to be any major debt reduction, so we’re going to have a lot of capability to invest in this cycle that we are now in.

On the bottom part, the required approvals and timing are listed there for you. A majority of Kennedy Wilson’s common and preferred shareholders need to approve, a majority of the Prospect public shareholders approving with less than 30 percent electing to convert. A majority of the warrant holders voting to amend the warrant agreements as we described earlier.

As you know, we announced the approval by both Boards to enter into this transaction last week and we expect to close in early to mid-November 2009.

Turning to page 28, I just want to highlight a couple of things. The full Kennedy Wilson team will remain in place. Kennedy Wilson’s management has always been very significant shareholders. As it stands now on an undiluted basis, Kennedy Wilson’s management team owns 75 percent of the company. On a fully diluted basis, it’s still a majority ownership and after this transaction and merger is completed, based on the assumptions we’ve given you, Kennedy Wilson’s management team would continue to own 36 percent of the combined entity.

Also, we should share with you that Kennedy Wilson’s management will have 100 percent of its shares locked up for 90 days and up to 90 percent plus locked up for the remainder of 1 year, and all of the Prospect’s founder shares would be locked up for 1 year as well.

Turning to page 29, we wanted to provide for you some comparable ranges of valuation. We don’t really think there’s any publicly listed company that line up with Kennedy Wilson and everything we do in the auction, service and principal investing side. We would describe ourselves as most closely related to a hybrid of traditional asset managers and public alternative asset managers, and we have these illustrative valuations listed there for you.

Let me turn it back to Bill.

Bill McMorrow:

Thanks, everyone. And I’m going to conclude this call by thanking everyone for joining. We’ll look forward to hopefully seeing you all one-on-one, and I would just summarize by saying I hope what we’ve shown you today is that there is probably the greatest opportunity we’ve seen in our careers on the buy side of distressed real estate, and I hope that as we get to know you and we’ve demonstrated today that you’ll see our management team has a long and successful history of not only growing businesses, but investing in distressed real estate assets.

And I think lastly to Don’s point, we all retain a significant ownership interest in this enterprise going forward, which I think aligns us with everyone that will be investing in this transaction.  So we look forward to seeing you in the future.  Thank you.

END

Where to Find Additional Information

Prospect intends to file with the Securities and Exchange Commission (“SEC”) a registration statement, which will contain a prospectus relating to the securities Prospect intends to issue in the proposed Merger, and a preliminary proxy statement in connection with the proposed Merger and to mail a definitive proxy statement and other relevant documents to Prospect stockholders and warrant holders. Stockholders and warrant holders of Prospect and other interested persons are advised to read, when available, Prospect’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Prospect’s solicitation of proxies for the special meeting to be held to approve the Merger because these proxy statements will contain important information about Kennedy Wilson, Prospect and the proposed Merger.  The definitive proxy statement will be mailed to stockholders and warrant holders as of a record date to be established for voting on the Merger. Stockholders and warrant holders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Prospect Acquisition Corp., 9130 Galleria Court, Suite 318, Naples, FL 34109, telephone (239) 254-4481.

Prospect and its directors and officers may be deemed participants in the solicitation of proxies from Prospect’s stockholders and warrant holders. A list of the names of those directors and officers and descriptions of their interests in Prospect is contained in Prospect’s prospectus dated November 14, 2007, which is filed with the SEC, and will also be contained in Prospect’s proxy statement when it becomes available. Prospect’s stockholders and warrant holders may obtain additional information about the interests of its directors and officers in the Merger by reading Prospect’s proxy statement when it becomes available.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed Merger between Prospect and Kennedy-Wilson and any other statements relating to future results, strategy and plans of Kennedy-Wilson and Prospect (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect”, “should” and like words) constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For Kennedy-Wilson, these risks and uncertainties include, but are not limited to its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, fluctuations in customer demand, the result of future financing efforts and its dependence on key personnel.  For Prospect, factors include, but are not limited to: the successful combination of Prospect with Kennedy-Wilson’s business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Prospect’s performance to differ materially is included in Prospect’s periodic reports filed with the SEC, including but not limited to Prospect’s Form 10-K for the year ended December 31, 2008 and subsequent Forms 10-Q.  Copies may be obtained by contacting Prospect or the SEC.  Prospect cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  These forward-looking statements are made only as of the date hereof, and Prospect undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.